UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2012

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-170173	27-3648243
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 San Joaquin Plaza, Suite 160

Newport Beach, California 92660

(Address of principal executive offices)

(949) 718-9898

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 27, 2012, O’Donnell Strategic Industrial REIT, Inc. (the “Company”), SC Distributors, LLC, the affiliated dealer manager in the Company’s initial public offering of common stock (the “Offering”), and UMB Bank, N.A., as escrow agent, entered into an amendment (the “Amendment”) to that certain Escrow Agreement, dated June 6, 2011 (the “Escrow Agreement”). The Amendment amends and restates Section 3(a) of the Escrow Agreement to provide that subscription proceeds received from the Company’s executive officers and directors, the Company’s advisor, and any of the Company’s or the advisor’s affiliates be included towards the minimum of $2,000,000 of shares of Company’s common stock required to release funds from the escrow account.

The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the provisions of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 8.01	Other Events

On July 27, 2012, the Board of Directors of the Company approved an amendment (the “Amended and Restated Share Repurchase Program”) to the Company’s Share Repurchase Program (the “Share Repurchase Program”). The Amended and Restated Share Repurchase Program subjects the Company’s directors, officers and their affiliates to the redemption limitations previously described in the Share Repurchase Program, and further provides that the Company’s directors, officers and their affiliates may not redeem any shares of the Company until the Company has raised $100,000,000 in offering proceeds in the Company’s primary offering. In addition, any redemption requests made by the Company’s directors, officers and their affiliates will only be accepted (1) on the last business day of a calendar quarter, (2) after all other stockholders’ redemption requests for such quarter have been accepted, and (3) if such redemptions do not cause total redemptions to exceed 2.5% of the Company’s total net asset value as of the end of the immediately preceding quarter. The Company’s advisor or any other affiliate of the Company’s sponsor that holds the initial investment in the Company may not sell its initial investment while the Company’s sponsor remains as such, but may transfer its initial investment to other affiliates of the Company’s’ sponsor.

Pursuant to the requirements of the Share Repurchase Program, the Company is using this Current Report on Form 8-K to provide notice to shareholders of its intention to amend and restate the Share Repurchase Program 30 days following the date of this notification. Accordingly, effective August 29, 2012, the Amended and Restated Share Repurchase Program supersedes and replaces the Share Repurchase Program as previously in effect.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment to Escrow Agreement dated July 27, 2012, by and among O’Donnell Strategic Industrial REIT, Inc., SC Distributors, LLC and UMB Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’Donnell Strategic Industrial REIT, Inc.

Dated: July 30, 2012	By:	/s/ Christopher S. Cameron
		Name:	Christopher S. Cameron
		Title:	Chief Financial Officer, Treasurer and Secretary